UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________
Form 8-K
__________________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 28, 2026

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

205 SE Broad Street,
Southern Pines,	NC	28387
(Address of Principal Executive Offices)		(Zip Code)

(910) 246-2500
____________________
(Registrant’s telephone number, including area code)

Not Applicable
___________________
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class            Trading symbol            Name of each exchange on which registered:
Common Stock, No Par Value        FBNC                The Nasdaq Global Select Market

First Bancorp

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective April 28, 2026, the Boards of Directors of First Bancorp and First Bank appointed Kate Nevin and Peter Hans to the Boards of Directors of First Bancorp and First Bank.
“These appointments reflect our commitment to strong governance and to bringing diverse perspectives, deep expertise, and thoughtful leadership to the First Bancorp and First Bank boards,” said Richard Moore, Chief Executive Officer, First Bancorp. “Kate’s extensive investment management experience and values‑aligned approach to capital allocation, combined with Peter’s long‑standing leadership in education, public policy, and organizational innovation, will be tremendous assets as we continue to grow and serve our communities.”
Ms. Nevin and Mr. Hans have been appointed to First Bancorp’s compensation committee, and nominating and corporate governance committee, and First Bank’s executive and loan committee. Compensatory arrangements for Ms. Nevin and Mr. Hans will be consistent with the previously disclosed standard arrangements for non-employee directors of First Bancorp, as described on page 39 of the company’s proxy statement for its 2026 annual meeting of shareholders filed with the Securities and Exchange Commission on March 19, 2026.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS
Exhibit 99.1 – News Release dated April 28, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

April 28, 2026	By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

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